EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The table below lists DDi Corp.’s consolidated subsidiaries. The ownership of these entities is as follows:

Name	Jurisdiction of Organization	Ownership
DDi Intermediate Holdings Corp.	California	100% directly owned by DDi Corp.

DDi Capital Corp.	California	100% directly owned by DDi Intermediate Holdings Corp.

DDi Global Corp.	California	100% directly owned by DDi Capital Corp.

DDi Sales Corp.	Delaware	100% directly owned by DDi Global Corp.

DDi North Jackson Corp.	Ohio	100% directly owned by DDi Global Corp.

DDi Toronto Corp.	Ontario, Canada	100% directly owned by DDi Global Corp.

DDi Milpitas Corp.	Delaware	100% directly owned by DDi Global Corp.

Coretec USA Inc.	Delaware	100% directly owned by DDi Global Corp.

DDi Cleveland Holdings Corp.	Ohio	100% directly owned by Coretec USA Inc.

DDi Denver Corp.	Colorado	100% directly owned by Coretec USA Inc.

Coretec Building Inc.	Colorado	100% directly owned by Coretec USA Inc.

DDi Cleveland Corp.	Ohio	100% directly owned by DDi Cleveland Holdings Corp.

Trumauga Properties, Ltd.	Ohio	100% directly owned by DDi Cleveland Holdings Corp.